EXHIBIT 10.19

ELEVENTH AMENDMENT TO SECOND AMENDED AND RESTATED

MASTER CREDIT FACILITY AGREEMENT

(MAA II)

THIS ELEVENTH AMENDMENT TO SECOND AMENDED AND RESTATED MASTER CREDIT FACILITY AGREEMENT (the “Amendment”) is effective as of the 22nd day of February, 2006, by and among (i) (a) MID-AMERICA APARTMENT COMMUNITIES, INC., a Tennessee corporation (the “REIT”), (b) MID-AMERICA APARTMENTS, L.P., a Tennessee limited partnership (“OP”) (the REIT and OP being collectively referred to as “Borrower”), and (ii) PRUDENTIAL MULTIFAMILY MORTGAGE, INC., a Delaware corporation (“Lender”).

RECITALS

A.         Borrower is a party to that certain Master Credit Facility Agreement dated as of the 22nd day of August, 2002, by and between Borrower and Lender, which was amended and restated pursuant to that certain Amended and Restated Master Credit Facility Agreement dated as of December 10, 2003, which has been further amended and restated pursuant to that certain Second Amended and Restated Master Credit Facility Agreement dated as of March 30, 2004, as amended by that certain First Amendment to Second Amended and Restated Master Credit Facility Agreement dated as of March 31, 2004, as further amended by that certain Second Amendment to Second Amended and Restated Master Credit Facility Agreement dated as of April 30, 2004, as further amended by that certain Third Amendment to Second Amended and Restated Master Credit Facility Agreement dated as of August 3, 2004, as further amended by that certain Fourth Amendment to Second Amended and Restated Master Credit Facility Agreement dated as of August 31, 2004, as further amended by that certain Fifth Amendment to Second Amended and Restated Master Credit Facility Agreement dated as of October 1, 2004, as further amended by that certain Sixth Amendment to Second Amended and Restated Master Credit Facility Agreement dated as of December 1, 2004, as further amended by that certain Seventh Amendment to Second Amended and Restated Master Credit Facility Agreement dated as of December 15, 2004, as further amended by that certain Eighth Amendment to Second Amended and Restated Master Credit Facility Agreement dated as of March 31, 2005, as further amended by that certain Ninth Amendment to Second Amended and Restated Master Credit Facility Agreement dated as of September 23, 2005, and as further amended by that certain Tenth Amendment to Second Amended and Restated Master Credit Facility Agreement dated as of December 16, 2005 (as amended from time to time, the “Master Agreement”).

B.         All of the Lender's right, title and interest in the Master Agreement and the Loan Documents executed in connection with the Master Agreement or the transactions contemplated by the Master Agreement have been assigned to Fannie Mae pursuant to that certain Assignment of Collateral Agreements and Other Loan Documents, dated as of August 22, 2002 and that certain Assignment of Collateral Agreements and Other Loan Documents, dated as of December 10, 2003 and that certain Assignment of Collateral Agreements and Other Loan Documents dated as of March 31, 2004 (collectively, the “Assignment”). Fannie Mae has not assumed any of the obligations of the Lender under the Master Agreement or the Loan Documents as a result of the Assignment. Fannie Mae has designated the Lender as the servicer of the Loans contemplated by the Master Agreement. Lender is entering into this Amendment in its capacity as servicer of the loan set forth in the Master Agreement.

C.        Borrower is a party to that certain Master Reimbursement Agreement by and among Fannie Mae, Borrower and others party thereto dated as of June 1, 2001 (as amended from time to time, the “MAA Bond Reimbursement Agreement”) pursuant to which Fannie Mae agreed to provide credit enhancement for bonds issued pursuant to the provisions thereof.   Pursuant to Section 1.2 of the MAA Bond Reimbursement Agreement, the maximum amount to which the commitment under the MAA Bond Reimbursement Agreement may be increased is  $100,000,000 (the “Bond Commitment”).

D.        Pursuant to the terms of the MAA Bond Reimbursement Agreement, Borrower and Lender intend to add an additional mortgaged property commonly known as St. Augustine Apartments located in Jacksonville, Florida to the collateral pool under the MAA Bond Reimbursement Agreement.   At such time that St. Augustine Apartments is added to the collateral pool under the MAA Bond Reimbursement Agreement, Borrower and Lender desire to increase the maximum amount by which the Bond Commitment may be increased under the MAA Bond Reimbursement Agreement and decrease the maximum amount by which the Commitment may be increased under the Master Agreement by $9,451,000.

E.        Borrower and Lender are executing this Amendment to provide for a decrease in the maximum amount by which the Commitment may be increased subject to the terms set forth herein.

NOW, THEREFORE, the parties hereto, in consideration of the mutual promises and agreements contained in this Amendment and the Master Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby agree as follows:

Section 1.         Borrower and Lender hereby agree that at such time that the St. Augustine Apartments is added to the collateral pool under the MAA Bond Reimbursement Agreement, the maximum amount by which Commitment may be increased under the Master Agreement shall be automatically reduced by $9,451,000, and the following revisions to the Master Agreement shall automatically take effect:

(i)                Section 8.01(a) shall be automatically deleted in its entirety and restated as follows:

(a)                Maximum Amount of Increase in Commitment.  Notwithstanding the terms of this Agreement and Section 8.01 of the Other Credit Agreement, Borrower shall have the right, upon repayment in full of the loans secured by those certain Multifamily Residential Properties identified on Exhibit HH (the “DUS Properties”), to increase the Commitment by an additional $153,941,000 (to a maximum Commitment of $590,549,000).  Borrower acknowledges that the DUS Properties are currently subject to liens under the Fannie Mae Delegated Underwriting and Servicing program and are serviced by Lender.  Borrower hereby agrees that the total commitment, when added to the commitment of the Lender to the Borrower under the Other Credit Agreement, shall not exceed $840,549,000.

(ii)        The definition of “Reserved Amount” shall be automatically deleted in its entirety and restated as follows:

“Reserved Amount” means $3,298,000 unless Borrower elects in writing a lesser amount not to exceed $590,549,000 minus the amount of the Commitment in effect at any time, but in no event greater than $3,298,000. The Fixed Facility Fee and the Variable Facility Fee shall not increase with respect to the Reserved Amount in the event of an Expansion for so long as the Borrower timely pays the Rate Preservation Fee on the Reserved Amount.

Section 2.        Capitalized Terms. All capitalized terms used in this Amendment which are not specifically defined herein shall have the respective meanings set forth in the Master Agreement.

Section 3.        Full Force and Effect. Except as expressly modified by this Amendment, all terms and conditions of the Master Agreement shall continue in full force and effect.

Section 4.       Counterparts. This Amendment may be executed in counterparts by the parties hereto, and each such counterpart shall be considered an original and all such counterparts shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

BORROWER:

MID-AMERICA APARTMENT COMMUNITIES,

INC., a Tennessee corporation

By:	__________________________________

Name: Al Campbell

Title:	Senior Vice President and Treasurer

MID-AMERICA APARTMENTS, L.P.,

a Tennessee limited partnership

By:	Mid-America Apartment Communities, Inc.,

a Tennessee corporation, its general partner

By:	_____________________________
Name:	Al Campbell
Title:	Senior Vice President and Treasurer

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LENDER:

PRUDENTIAL MULTIFAMILY MORTGAGE, INC., a Delaware corporation

By:

Name:	Sharon D. Singleton
Title:	Vice President